Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of DarioHealth Corp. (the "Company") 2012 Equity Incentive Plan, filed on May 24, 2017 of our report dated March 22, 2017, with respect to the consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 2016, filed with Securities and Exchange Commission on March 22, 2017.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER

May 24, 2017	A Member of Ernst & Young Global